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                                                                  Exhibit 10.6


                              AMENDMENT NO. 1 TO
                          REMARKETING AND CONTINGENT
                              PURCHASE AGREEMENT

     This AMENDMENT NO. 1 (the "Amendment") is made as of May 8, 2001, by and among Mutual Group Ltd., a Delaware corporation (the "Company"), Mutual Risk Management Ltd., a Bermuda company (the "Guarantor"), MRM Capital Trust I, a Delaware statutory business trust (the "Trust"), and Banc of America Securities LLC, as remarketing agent (the "Remarketing Agent").

                                  WITNESSETH:

     WHEREAS, the Company, the Guarantor, the Trust and the Remarketing Agent are parties to a Remarketing and Contingent Purchase Agreement dated as of September 21, 2000 (the "Remarketing Agreement");

     WHEREAS, the parties hereto desire to amend the Remarketing Agreement as set forth herein;

     WHEREAS, the Remarketing Agreement provides for amendment of its terms, subject to satisfaction of certain requirements;

     WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

     NOW THEREFORE, in consideration of their mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   ARTICLE 1
                                  AMENDMENTS

     Section 1.01. Definitions. (a) Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the Remarketing Agreement.

     (b) The definition of Reference Corporate Dealer in Section 1 of the Remarketing Agreement is hereby amended to read in its entirety as follows:
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               "Reference Corporate Dealer" means each of Morgan Stanley & Co.
          Incorporated, Salomon Smith Barney, Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     (c) The definition of Trigger Event in Section 1 of the Remarketing Agreement is hereby amended to read in its entirety as follows:

               "Trigger Event" means the occurrence of any of the following: (a) May 17, 2001, if no Mutual Party has issued to any XL Entity and other purchasers at least $100,000,000 in aggregate principal amount of any XL Securities (of which at least $50,000,000 are to be purchased for investment by an XL Entity) prior to such date, (b) any issued XL Securities become due and payable or the holders thereof have the right to require the relevant Mutual Party to purchase such XL Securities, (c) on (i) any Trading Day from and including the date four months from the first date of issuance of any XL Securities (the "Initial XL Issuance Date") to but excluding the date six months from the Initial XL Issuance Date, if the Restructuring has not been completed by 9:00 a.m., New York City time on such Trading Day and the Closing Price of the Common Shares on the immediately preceding Trading Day is less than $8.00 or (ii) the first Business Day six months after the Initial XL Issuance Date, if the Restructuring has not been completed, (d) after 9:00 a.m., New York City time, on the tenth day immediately following the date the Restructuring has been completed or (e) the One Hundred Million Dollar Trigger.

     (d) Section 1 of the Remarketing Agreement is hereby amended by the addition of the following new definitions in the appropriate alphabetical order:

               "Deal Expenses" means any and all fees paid by any Mutual Party in connection with the issuance of the XL Securities or the Restructuring, including, without limitation, all interest payable on the XL Securities, the fee payable to Intrepid Master Funding Trust pursuant to Section 2.02 of Amendment No. 1 to the Remarketing Agreement, any private placement, structuring, advisory or similar fee payable to BAS or any other agent in connection with the issuance of the XL Securities or the Restructuring, all legal fees and disbursements incurred by any Mutual Party, BAS or any of its affiliates, Credit Suisse First Boston or any of it affiliates or any XL Entity in connection with any of the above and payable by any

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          Mutual Party and any other fees or expenses arising from related transactions.

               "Initial XL Issuance Date" has the meaning set forth in the definition of Trigger Event.

               "Mutual Party" means each of the Company, the Guarantor and each of their respective affiliates and subsidiaries and any entity formed in connection with the Restructuring.

               "Newco" shall have the meaning set forth in Annex A to this Amendment.

               "One Hundred Million Dollar Trigger" means at any time from and including the Initial XL Issuance Date to but excluding the date on which the holders of the XL Securities no longer have any right to, or could not pursuant to the terms of the XL Securities upon the occurrence of any event, have any right to, require a Mutual Party to repurchase such XL Securities, the sum of the amounts in the Separate Account and the collateral account referred to in Section 3(a)(x) does not equal at least $100,000,000 at that time.

               "Restructuring" shall have the meaning set forth in Annex A to this Amendment.

               "Separate Account" means the account established by the Company with Fleet National Bank pursuant to Section 3(a)(x).

               "XL Entity" means XL Capital Ltd. or any subsidiary or affiliate thereof.

               "XL Securities" means any debt securities issued by any Mutual Party to any XL Entity and any securities of the same class issued to any other purchasers, together with the voting preferred stock described in the "Voting Preferred Stock" section of Annex A to this Amendment (it being understood that the Warrants (as defined in Annex A to this Amendment) shall not be deemed to be XL Securities).

     Section 1.02. Separate Account. Section 3 of the Remarketing Agreement is hereby amended to add the following subsection 3(a)(x):

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          (x) On or prior to the Initial XL Issuance Date, the Company shall establish the Separate Account, and all proceeds of the issuance of the XL Securities shall be deposited directly in the Separate Account; provided that proceeds to be used for the payment of interest on the XL Securities as set forth in the "Use of Proceeds" section of Annex A to this Amendment may be deposited in an collateral account as described in Annex A to this Amendment. All Deal Expenses shall be paid solely out of funds in such collateral account.

     Section 1.03. Remarketing Provisions. (a) Sections 5(a) and (b) of the Remarketing Agreement are hereby amended to read in their entirety as follows:

                    SECTION 5. Determination of Reset Date; Remarketing Procedures. (a) (i) Subject to Section 7, upon and at any time after the occurrence of a Event or a Cross Default, the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the Senior Notes), acting together as a single class (the "Requesting Holders"), will have the right to require remarketing of the Trust Securities (or, if applicable, the Senior Notes). The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent by 10:00 a.m. on any date on or after the date on which such Trigger Event or Cross Default occurs. Upon the receipt of such notice, the Remarketing Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "Remarketing Notice"). If the Requesting Holders exercise their right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes), the Reset Date shall be the date on which such Remarketing Notice is delivered.

                    (ii) If the Requesting Holders do not exercise their right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes) pursuant to Section 103(a)(i) above
                                                                 ---------
               with respect to any Trigger Event or Cross Default, the Requesting Holders shall have the right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes) in accordance with Section 103(a)(i) at any
                                                        ---------
               subsequent time with respect to the same Trigger Event or Cross Default or with respect to any subsequent Trigger Event or Cross Defau lt.

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               (b)  If the Company and the Guarantor have complied in all material respects with all covenants set forth herein, then by 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from the Reference Corporate Dealers. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate (the "Winning Bid Rate") from among the Bids obtained on the Reset Date. By 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company, the Indenture Trustee and the Property Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, or if the Company and the Guarantor have not complied in all material respects with all covenants set forth herein, the Remarketing shall be deemed to be a Failed Remarketing on such date; provided, that the Company's obligation to furnish the Offering Memorandum to the Remarketing Agent by 11:00 a.m. (New York City time) on the Reset Date pursuant to Section 13 shall not be subject to the foregoing qualification as to materiality. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the holders of the Senior Notes, the Company, the Guarantor, the Indenture Trustee, the Property Trustee and the Trust.

     Section 1.04. Successful Remarketing. Section 5(d) of the Remarketing Agreement shall be amended by the addition of the following new sentence after the last sentence thereof:

          On the Remarketing Settlement Date following the settlement of the and sale of the Preferred Securities (or, if applicable, the Senior Notes), the provisions of this Section 5 (other than Sections 5(i) and 5(j)) shall terminate and shall be of no further effect.

     Section 1.05. XL Securities. Section 5 of the Remarketing Agreement shall be amended by the addition of the following new subsection (k):

               (k) If any XL Securities are issued, each Holder of Preferred Securities shall have the right to exchange all or any portion of the Preferred Securities (or, if applicable, the Senior Notes) held by such Holder for XL Securities (the "New Securities") with a principal amount equal to the principal amount of the Preferred

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          Securities so exchanged (or, if the Senior Notes have been distributed to the Holders of the Trust Securities, the aggregate principal amount of Senior Notes so exchanged); provided that such Holder notify the issuer of such XL Securities on or prior to the date hereof as to the exercise of such right and the principal amount of Preferred
          Securities (or, if the Senior Notes have been distributed to the Holders of the Trust Securities, the aggregate principal amount of Senior Notes) to be exchanged; provided further that such New Securities shall differ from the XL Securities solely to the extent set forth in Annex A. If the Mutual Party that issues such XL Securities is not a party hereto, the Company and the Guarantor shall cause such Mutual Party to honor the rights of the Remarketing Agent and the Holders of the Preferred Securities under this Section. The Company and the Guarantor shall promptly deliver, or caused to be delivered, to the Remarketing Agent copies of any and all documents relating to any XL Securities issued by any Mutual Party and all notices, including without limitation notices relating to the exercise of any right by any XL Entity to require the relevant Mutual Party to purchase the XL Securities held by such XL Entity, received by any Mutual Party from any XL Entity. In the event that a Holder of Preferred Securities exercises its right to exchange all or a portion of its Preferred Securities for New Securities pursuant to this subsection 5(k), the Trust shall pay in cash to such Holder all accrued and unpaid Distributions on such Preferred Securities (or, if the Senior Notes have been distributed to the Holders of the Trust Securities, all accrued and unpaid interest thereon) up to but excluding the date of such exchange.

     Section 1.06. Exchange of Preferred Securities. Section 5 of the Remarketing Agreement shall be amended by the addition of the following new subsection (l):

               (l) The Company and the Guarantor agree that if the Restructuring is effected, the final documentation therefor shall provide that if (i) the holders of all of the Preferred Securities (or, as applicable, the Senior Notes) do not exercise their right to exchange all of the Preferred Securities (or, as applicable, the Senior Notes) held by them into New Securities pursuant to Section 5(k) and (ii) any holder of any XL Securities subsequently exchanges, in whole or in part, the XL Securities held by such holder into common shares or convertible notes of Newco, then the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of

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          the Senior Notes) shall have the right to exchange the Preferred
          Securities (or, if applicable, the Senior Notes) for senior notes issued by Newco having terms substantially identical to the Senior Notes.

     Section 1.07. Failed Remarketing; Contingent Purchase Obligation. Section 9 of the Remarketing Agreement is hereby amended to read in its entirety as follows:

               SECTION 9. Failed Remarketing; Contingent Purchase Obligation. The Remarketing Agent shall give notice of any Failed Remarketing on or after the date such Failed Remarketing occurs to the Company, the Property Trustee, the Indenture Trustee and the paying agent under the Indenture. In the case of (a)(i) any Failed Remarketing or (ii) a Change of Control, the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the Senior Notes) or (b) solely after the exchange of all or a portion of the Trust Securities (or, if applicable, the Senior Notes) for New Securities, the One Hundred Million Dollar Trigger (the "Post-Exchange Trigger"), any holder of New Securities may, by notice in writing to the Company which notice may be given at any time on or after the date of such Failed Remarketing, Change of Control or One Hundred Million Dollar Trigger, require the Company to purchase from the holders thereof, on a Pro Rata basis in accordance with Section 9 of Annex I to the Trust Agreement, all outstanding Trust Securities (or, if applicable, all outstanding Senior Notes) for a purchase price equal to the aggregate Liquidation Amount of such Trust Securities plus accrued but unpaid Distributions thereon (or, if applicable, the aggregate principal amount of such Senior Notes plus accrued but unpaid interest thereon) or (solely in the case of the Post-Exchange Trigger) all outstanding New Securities for a purchase price equal to the aggregate principal amount of such New Securities plus accrued but unpaid interest thereon. Payment of such purchase price shall be made directly to each such holder on the third Business Day following the date that the notice to the Company given pursuant to the preceding sentence is made. Such purchase shall be without recourse of any kind to any such holder. The parties recognize that the occurrence of a Failed Remarketing indicates that it would not be commercially reasonable under the circumstances to require Holders of Trust Securities (or, if applicable, holders of the Senior Notes) to attempt to resell such securities otherwise than pursuant to this
          Section 9, and that

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          therefore in the event of any default by the Company in its obligations under this Section 9, a holder shall be entitled to recover the price of the securities specified herein.

     Section 1.08. Offering Memorandum. (a) Section 13 of the Remarketing Agreement is hereby amended to read in its entirety as follows:

               SECTION 13. Offering Memorandum. Upon receipt of a Remarketing Notice by 10:00 a.m. (New York City time) on the Reset Date, the Company shall furnish an offering memorandum (the "Offering Memorandum") to the Remarketing Agent not later than 11:00 a.m. (New York City time) on such Reset Date, in form and substance reasonably satisfactory to the Remarketing Agent, to be used by the Secondary Purchaser or purchasers under the Secondary Purchase Agreement in the remarketing, and shall pay all expenses relating to the preparation and furnishing of such Offering Memorandum.

     Section 1.09. Term of Agreement. Section 19 of the Remarketing Agreement is hereby amended by replacing the period at the end of such Section with the following proviso:

          ; provided that if all or a portion of the Preferred Securities (or, if applicable, the Senior Notes) have been exchanged for New Securities, this Agreement shall not terminate until all New Securities have been redeemed or purchased pursuant to Section 9 hereof.

     Section 1.10. Successors and Assigns. Section 20 of the Remarketing Agreement is hereby amended by the deletion of the fourth sentence thereof.

     Section 1.11. Guarantee. Section 26 of the Remarketing Agreement is hereby amended by the insertion of "(a)" before the initial words "The Guarantor" and by the addition of the following new subsection (b):

               (b) If any Mutual Party incurs any direct obligation, or guarantees the obligations of any other Person, with respect to any XL Securities, the Company and the Guarantor will immediately notify the Remarketing Agent thereof and will cause such Mutual Party to fully and unconditionally guarantee all the Company's obligations hereunder, and to become subject to the provisions of Sections 27, 28 and 29 hereof, as applicable.

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                                   Article 2
                                   PURCHASE

     Section 2.01. Purchase. (a) On or prior to the date hereof, the Company shall purchase from the Holders of the Preferred Securities, on a Pro Rata Basis in accordance with Section 9 of Annex I to the Trust Agreement (applied as if an Event of Default had occurred and were continuing under the Trust Agreement), for a purchase price equal to $10,024,796.53 to be paid no later than 5:00 p.m. New York City time on the date of purchase, Preferred Securities with an aggregate Liquidation Amount equal to $10,000,000. For the avoidance of doubt, the parties acknowledge that such purchase shall be a transfer of such Preferred Securities governed by Article 9 of the Trust Agreement.

     (b) The parties hereto acknowledge that this Section 2.01 is a "securities contract", as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), and that any transfer of funds under this
Section is a "settlement payment" as such term is used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code.

     Section 2.02. Fees. The Company hereby agrees to pay to Intrepid Master Funding Trust on or prior to the date hereof a fee of $500,000.



                                   ARTICLE 3
                                 Miscellaneous

     Section 3.01. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws, without reference to the choice of laws rules thereof.

     Section 3.02. Severability. If any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.03. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

     Section 3.04. Ratification of Remarketing Agreement; Amendment Controls. The Remarketing Agreement, as amended by this Amendment, is in all

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respects ratified and confirmed, and this Amendment shall be deemed part of the
Remarketing Agreement. The provisions of this Amendment shall supersede the provisions of the Remarketing Agreement to the extent the Remarketing Agreement is inconsistent herewith.

     Section 3.05. Expenses. The Company agrees to pay the expenses of the Remarketing Agent and the Holders of the Preferred Securities incurred in connection with this Amendment, Amendment No. 1 dated as of the date hereof to the Trust Agreement and the Second Supplemental Indenture dated as of the date hereof by and among the Company, the Guarantor and The Chase Manhattan Bank, as Trustee, and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Remarketing Agent and such Holders in connection with the drafting, negotiation and production of this letter agreement and any related documents or matters; provided, however, that the Company shall not be responsible for such expenses in excess of $50,000.

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     IN WITNESS WHEREOF, each of Company, the Guarantor, the Trust and the
Remarketing Agent has caused this Amendment to the Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                        MUTUAL GROUP LTD.


                                        By: /s/ Richard O'Brien
                                            _________________________
                                        Name:   Richard O'Brien
                                        Title:  Vice President


                                        MUTUAL RISK MANAGEMENT LTD.


                                        By: /s/ Richard O'Brien
                                            _________________________
                                        Name:   Richard O'Brien
                                        Title:  Senior Vice President



                                        MRM CAPITAL TRUST I


                                        By: /s/ Richard O'Brien
                                            ___________________________________
                                        Name:   Richard O'Brien
                                        Title:  Vice President


Confirmed and Accepted
  as of the date hereof:

BANC OF AMERICA
SECURITIES LLC, not individually,
  but solely as Remarketing Agent


By: /s/ William C. Caccamise
    ________________________
Name:   William C. Caccamise
Title:  Authorized Signatory

Consented to:

INTREPID FUNDING MASTER TRUST,
  as the Holder of the Preferred Securities

  By: Wilmington Trust Company,  not
      in its individual capacity, but
      solely as Owner Trustee

  By: /s/  Mary Kay Pupillo
      ______________________________________
  Name:    Mary Kay Pupillo
  Title:   Senior Financial Services Officer